Exhibit 32

Residential Capital, LLC

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Residential Capital, LLC (the Company) on Form 10-Q for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  James G. Jones
James G. Jones
Chief Executive Officer
May 7, 2008

/s/  James N. Young
James N. Young
Chief Financial Officer
May 7, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Residential Capital, LLC and will be furnished to the Securities and Exchange Commission or its staff upon request.